AMENDMENT NO. 1 TO AGREEMENT FORPURCHASE
AND SALE OF STOCK

        Reference is made to that certain Agreement for Purchase and Sale of Stock (the “Agreement”) entered into as of May 1, 2004 by and among New World Brands, Inc. (the “Company”), Marvin Ribotsky (“Guarantor”) and Selvin Passen and/or assigns (“Buyer”). Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

        The purpose of this Amendment No. 1 is to set forth the parties’ agreement with respect to certain issues under the Agreement.

        Accordingly, the parties hereby agree as follows:

1.	The following schedules and/or exhibits are hereby deleted in their entirety and replaced with the schedules attached hereto and incorporated herein by reference and Section 14.15 of the Agreement shall be deemed so amended.

Schedule 7.01(k)Schedule
7.02(g) — deletedSchedule
2.27Schedule
2.28Schedule
7.01(j)
Schedule 11.01 — form of options granted — attached

2.	A new Section 6.07 is hereby added as follows:

6.07	Buyer, Company and Guarantor Acknowledgments. The parties acknowledge that the Company Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The parties have been advised and are aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Company and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. The parties understand and agree that all certificates for Company Shares shall bear a legend in substantially the following form: “These securities have not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws. The securities may not be offered, sold, transferred or otherwise disposed of without such registration or the delivery to the issuer of an opinion of counsel, satisfactory to the issuer, that such disposition will not require registration of such securities under the Securities Act of 1933 as amended, or any state securities laws.”

3.	Section 3.01 of the Agreement is deleted in its entirety.

4.	Section 7.01(i) is hereby amended to provide that the Certificate shall state that shareholder notification of the Transaction is not required under applicable securities laws.

5.	Section 7.01(o) is hereby amended by deleting “and NASDAQ” therefrom in its entirety.

6.	In the event that the Buyer assigns any or all of rights in or to the Agreement, such assigns shall executive the form of assignment attached as Exhibit “A” hereto and incorporated herein by reference.

7.	Except as hereby amended, the Agreement is ratified, confirmed and stated to be in full force and effect.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY: NEW WORLD BRANDS, INC. By:_____________________________ Harvey Bronstein, President GUARANTOR: _________________________ MARVIN RIBOTSKY	BUYER: ____________________________ SELVIN PASSEN